Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL REPORTS A 17% INCREASE IN THIRD QUARTER DILUTED EARNINGS PER SHARE

Third Quarter Domestic RevPAR Increases 4.5%

ROCKVILLE, MD. (October 27, 2016) - Choice Hotels International, Inc. (NYSE:CHH) today reported the following highlights for the third quarter 2016:

•	Diluted earnings per share (“EPS”) for the three months ended September 30, 2016 totaled $0.84 per share, an increase of 17 percent from the same period of 2015.

•	Net income for the three months ended September 30, 2016 totaled $47.6 million, an increase of 15 percent from the same period of 2015.

•	Revenues for the three months ended September 30, 2016 totaled $267.6 million, an increase of 11 percent from the same period of 2015.

•
Franchising revenues for the three months ended September 30, 2016 totaled $113.1 million, an increase of 7 percent from the same period of 2015 and domestic system-wide gross room revenues for the three months ended September 30, 2016 totaled approximately $2.1 billion.

•	Domestic royalty fees for the three months ended September 30, 2016 totaled $90.7 million, an increase of 7 percent from the same period of 2015.

•
Domestic system-wide revenue per available room (“RevPAR”) increased 4.5 percent in the third quarter of 2016, as occupancy and average daily rates increased 70 basis points and 3.4 percent, respectively, from the same period of 2015.

•
Domestic RevPAR performance for the third quarter of 2016 exceeded total industry results by 120 basis points and also exceeded growth reported by Smith Travel Research for the primary chain scale segments in which the company competes.

•	Effective domestic royalty rate for the three months ended September 30, 2016 was 4.39 percent, an increase of 12 basis points from the same period of 2015.

•
Domestic hotel executed franchise agreements totaled 161 for the three months ended September 30, 2016, an increase of 25 percent from the same period of 2015, including a 13 percent and 30 percent increase in new construction and conversion agreements, respectively.

•
Comfort family of brands recorded its 24th consecutive month of RevPAR index gains compared to its competition and over the last two years the company has executed 162 new construction franchise agreements which is more than double the number of agreements executed in the prior two year period.

•
The company’s domestic pipeline of hotels awaiting conversion, under construction or approved for development as of September 30, 2016 increased 20 percent from September 30, 2015. The domestic new construction pipeline for the company’s Comfort brand as of September 30, 2016 totaled 180 hotels, a 30 percent increase from September 30, 2015.

•
Adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) from hotel franchising activities for the three months ended September 30, 2016 totaled $85.5 million, an increase of 5 percent over the prior year period.

"We are pleased with our results for the third quarter, which were highlighted by a 17 percent increase in diluted earnings per share and a 4.5% increase in our domestic RevPAR which continues to outpace the RevPAR performance of the industry,” said Stephen P. Joyce, chief executive officer, Choice Hotels. "In addition, our efforts to rejuvenate the Comfort brand are working, including the implementation of higher standards for hotels joining the brand, requiring meaningful property improvement plans at contract windows and targeting underperforming Comforts for termination and replacement with new construction product. These efforts have resulted in 24 consecutive months of RevPAR index gains and are helping to fuel the growth of our new construction development pipeline.”

Special Item

During the nine months ended September 30, 2016, the company recorded an executive termination benefit charge of approximately $2.2 million. This special item impacted diluted EPS by $0.02 per share for the nine months ended September 30, 2016. The company uses non-GAAP measures that exclude executive termination benefits because those non-GAAP measures allow for period-over-period comparison of on-going core operations before the impact of these charges. These non-GAAP measures, which are reconciled to the comparable GAAP measures in Exhibit 8, include adjusted net income, adjusted diluted EPS, adjusted hotel franchising selling, general and administrative expenses, adjusted EBITDA and adjusted hotel franchising margins.

Use of Cash Flows

Dividends

During the nine months ended September 30, 2016, the company paid cash dividends totaling approximately $35 million. Based on the current quarterly dividend rate of $0.205 per common share, the company expects to pay dividends of approximately $46 million during 2016.

Share Repurchases

The company repurchased 0.6 million shares of common stock under its share repurchase program during the nine months ended September 30, 2016, at a total cost of approximately $29 million. The company currently has authorization to purchase up to 1.1 million additional shares under this program.

Hotel Development & Financing

Pursuant to its program to encourage acceleration of the growth of our upscale select-service Cambria hotels & suites brand, the company advanced approximately $78 million in support of the Cambria brand during the nine months ended September 30, 2016. The company also recycled approximately $25 million of investments in support of Cambria resulting in net advances of $53 million for the current year. These advances are primarily in the form of joint venture investments, forgivable key money loans, senior and mezzanine lending and site acquisitions. On September 30, 2016, the company had approximately $181 million reflected in its consolidated balance sheet pursuant to these financial support activities. With respect to lending and joint venture investments, the company generally expects to recycle these loans and investments within a five year period.

Outlook
The company’s consolidated 2016 outlook reflects the following assumptions:
Hotel Franchising

•	Adjusted EBITDA from franchising activities for full-year 2016 are expected to range between $272 million and $274 million;

•	Net domestic unit growth for 2016 is expected to be approximately 2%;

•	RevPAR is expected to increase between 4% and 5% for the fourth quarter and range between 3.5% and 4.25% for full-year 2016; and

•	The effective royalty rate is expected to increase between 10 and 11 basis points for full-year 2016 as compared to full-year 2015.

Non-Hotel Franchising Activities

•
Net reductions in full-year 2016 EBITDA relating to our non-hotel franchising operations, which primarily relate to SkyTouch and vacation rental activities are expected to range between approximately $18 million and $19 million.

Other Items

•	The effective tax rate is expected to be approximately 33% for the fourth quarter and approximately 31.5% for full-year 2016.

•	Adjusted EBITDA and adjusted EPS estimates exclude executive termination benefits incurred in the nine months ended September 30, 2016 as discussed above under Special Item.

•
Diluted EPS estimates are based on the current number of shares outstanding and thus do not factor in any changes that may occur due to new equity grants or any further repurchases of common stock under the company’s share repurchase program.

Consolidated Outlook

The company’s fourth quarter 2016 diluted EPS is expected to be at least $0.51. The company expects full-year 2016 adjusted diluted EPS to range between $2.43 and $2.46 and full year 2016 adjusted EBITDA to range between $253 million and $256 million.

Conference Call

Choice will conduct a conference call on Thursday, October 27, 2016 at 10:00 a.m. EDT to discuss the company’s third quarter 2016 results. The dial-in number to listen to the call domestically is 1-855-638-5678 and the number for international participants is 1-920-663-6286. The conference call also will be webcast simultaneously via the company’s website, www.choicehotels.com. Interested investors and other parties wishing to access the call via the webcast should go to the website and click on the Investor Info link. The Investor page will feature a conference call microphone icon to access the call.
The call will be recorded and available for replay beginning at 1:00 p.m. EDT on Thursday, October 27, 2016 by calling 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and entering access code 96677474. In addition, the call will be archived and available on choicehotels.com via the Investor Info link.
About Choice Hotels

Choice Hotels International, Inc. (NYSE: CHH) is one of the world's largest lodging companies. With more than 6,400 hotels franchised in more than 40 countries and territories, Choice Hotels International® represents more than

500,000 rooms around the globe. As of September 30, 2016, 745 hotels were in our development pipeline. Our company's Ascend Hotel Collection®, Cambria® hotels & suites, Comfort Inn®, Comfort Suites®, Sleep Inn®, Quality®, Clarion®, MainStay Suites®, Suburban Extended Stay Hotel®, Econo Lodge®, Rodeway Inn®, and Vacation Rentals by Choice HotelsTM brands provide a spectrum of lodging choices to meet guests' needs. With more than 28 million members and counting, our Choice Privileges® rewards program enhances every trip a guest takes, with benefits ranging from instant, every day rewards to exceptional experiences, starting right when they join. All hotels and vacation rentals are independently owned and operated. Visit us at www.choicehotels.com for more information.

SkyTouch Technology® is a business division of Choice Hotels that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume” or similar words of futurity identify such forward-looking statements.  These forward-looking statements are based on management's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management.  Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and future operations, among other matters.   We caution you not to place undue reliance on any such forward-looking statements.  Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements.  Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; foreign currency fluctuations; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; our ability to grow our franchise system; exposure to risks related to development activities; fluctuations in the supply and demand for hotels rooms; our ability to realize anticipated benefits from acquired businesses; the level of acceptance of alternative growth strategies we may implement; operating risks associated with our international operations; the outcome of litigation; and our ability to manage our indebtedness.  These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission including our annual reports on Form 10-K and our quarterly reports filed on Form 10-Q.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements Presented in this Press Release
Adjusted EBITDA, franchising revenues, adjusted hotel franchising SG&A, Adjusted EBITDA from hotel franchising activities and adjusted hotel franchising margins are non-GAAP financial measurements. These measures should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by generally accepted accounting principles in the United States (“GAAP”), such as net income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these items to the most comparable GAAP financial measures. We discuss management’s reasons for reporting these non-GAAP measures below.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization: Adjusted EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, other (gains) and losses, equity in net income of unconsolidated affiliates and executive termination benefits. We consider adjusted EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use adjusted EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. Adjusted EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Franchising Revenues, Adjusted Hotel Franchising EBITDA, Adjusted Hotel Franchising SG&A and Margins: The company reports franchising revenues, adjusted hotel franchising EBITDA, adjusted franchising hotel SG&A and margins which exclude marketing and reservation revenues; the SkyTouch Technology division; recently acquired operations that provide Software as a Service (“SaaS”) technology solutions to vacation rental management companies; revenue generated from the ownership of an office building that is leased to a third-party and executive termination benefits. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors. Marketing and reservation activities are excluded since the company is required by its franchise agreements to use the fees collected for marketing and reservation activities; as such, no income or loss to the company is generated. Cumulative marketing and reservation system fees not expended are recorded as a liability in the company’s financial statements and are carried over to the next year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are deferred and recorded as an asset in the company’s financial statements and recovered in future periods. SkyTouch Technology is a division of the company that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company. The operations for SkyTouch Technology and our vacation rental technology solutions provider are excluded since they do not reflect the company’s core franchising business but are adjacent, complementary lines of business.

Contacts
Scott Oaksmith, Senior Vice President, Finance & Chief Accounting Officer
(301) 592-6659
Scott Carman, Director, Public Relations
(301) 592-6361

© 2016 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.							Exhibit 1
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
	2016	2015	$	%	2016	2015	$	%
(In thousands, except per share amounts)

REVENUES:

Royalty fees	$96,114	$89,929	$6,185	7%	$247,168	$233,543	$13,625	6%
Initial franchise and relicensing fees	6,284	6,170	114	2%	17,146	17,703	(557)	(3)%
Procurement services	7,615	6,271	1,344	21%	23,719	19,667	4,052	21%
Marketing and reservation system	152,018	134,463	17,555	13%	412,193	366,298	45,895	13%
Other	5,546	4,693	853	18%	16,220	11,716	4,504	38%
Total revenues	267,577	241,526	26,051	11%	716,446	648,927	67,519	10%

OPERATING EXPENSES:

Selling, general and administrative	34,357	30,152	4,205	14%	109,515	95,712	13,803	14%
Depreciation and amortization	2,986	3,108	(122)	(4)%	8,707	8,793	(86)	(1)%
Marketing and reservation system	152,018	134,463	17,555	13%	412,193	366,298	45,895	13%
Total operating expenses	189,361	167,723	21,638	13%	530,415	470,803	59,612	13%

Gain on sale of assets	402	—	402	NM	402	—	402	NM

Operating income	78,618	73,803	4,815	7%	186,433	178,124	8,309	5%

OTHER INCOME AND EXPENSES, NET:
Interest expense	11,150	10,821	329	3%	33,466	32,057	1,409	4%
Interest income	(836)	(359)	(477)	133%	(2,502)	(982)	(1,520)	155%
Other (gains) losses	(746)	1,402	(2,148)	(153)%	(1,005)	(239)	(766)	321%
Equity in net (income) loss of affiliates	(1,150)	(329)	(821)	250%	286	1,107	(821)	(74)%
Total other income and expenses, net	8,418	11,535	(3,117)	(27)%	30,245	31,943	(1,698)	(5)%

Income before income taxes	70,200	62,268	7,932	13%	156,188	146,181	10,007	7%
Income taxes	22,635	20,849	1,786	9%	48,638	47,355	1,283	3%
Net income	$47,565	$41,419	$6,146	15%	$107,550	$98,826	$8,724	9%

Basic earnings per share	$0.85	$0.72	$0.13	18%	$1.91	$1.72	$0.19	11%

Diluted earnings per share	$0.84	$0.72	$0.12	17%	$1.90	$1.71	$0.19	11%

Choice Hotels International, Inc.		Exhibit 2
Consolidated Balance Sheets

(In thousands, except per share amounts)	September 30,	December 31,
	2016	2015
	(Unaudited)

ASSETS

Cash and cash equivalents	$205,953	$193,441
Accounts receivable, net	129,422	89,352
Other current assets	36,554	28,160
Total current assets	371,929	310,953

Fixed assets and intangibles, net	178,078	179,433
Notes receivable, net of allowances	98,450	82,572
Investments in unconsolidated entities	83,740	67,037
Investments, employee benefit plans, at fair value	16,414	17,674
Other assets	97,665	59,341
Total assets	$846,276	$717,010

LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable	$60,363	$64,431
Accrued expenses and other current liabilities	75,880	70,807
Deferred revenue	121,592	71,587
Current portion of long-term debt	660	1,191
Total current liabilities	258,495	208,016

Long-term debt	866,247	812,945
Deferred compensation & retirement plan obligations	20,890	22,859
Other liabilities	38,086	69,089

Total liabilities	1,183,718	1,112,909

Total shareholders' deficit	(337,442)	(395,899)

Total liabilities and shareholders' deficit	$846,276	$717,010

Choice Hotels International, Inc.		Exhibit 3
Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Nine Months Ended September 30,

	2016	2015*
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$107,550	$98,826

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,707	8,793
Gain on disposal of assets	(377)	(1,519)
Provision for bad debts, net	1,093	1,540
Non-cash stock compensation and other charges	11,037	8,929
Excess tax benefits from stock-based compensation	2,149	4,885
Non-cash interest and other loss	807	3,168
Deferred income taxes	(4,329)	(1,799)
Equity in net losses from unconsolidated joint ventures less distributions received	1,654	2,917

Changes in assets and liabilities, net of acquisition:
Receivables	(42,426)	(24,532)
Advances to/from marketing and reservation activities, net	(25,783)	18,341
Forgivable notes receivable, net	(15,109)	(21,029)
Accounts payable	(3,532)	5,111
Accrued expenses and other current liabilities	(14,261)	(14,083)
Income taxes payable/receivable	19,219	11,066
Deferred revenue	49,976	2,122
Other assets	(9,958)	(4,826)
Other liabilities	1,992	5,748

NET CASH PROVIDED BY OPERATING ACTIVITIES	88,409	103,658

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(17,584)	(21,810)
Proceeds from sales of assets	8,360	6,347
Acquisitions of real estate	(25,263)	(8,767)
Business acquisiton, net of cash acquired	(1,341)	(13,269)
Contributions to equity method investments	(24,179)	(3,811)
Distributions from equity method investments	3,700	270
Purchases of investments, employee benefit plans	(1,430)	(2,977)
Proceeds from sales of investments, employee benefit plans	1,395	2,920
Issuance of mezzanine and other notes receivable	(20,281)	(25,253)
Collections of mezzanine and other notes receivable	11,040	3,697
Other items, net	(422)	(445)

NET CASH USED BY INVESTING ACTIVITIES	(66,005)	(63,098)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net borrowings pursuant to revolving credit facilities	52,814	162,032
Principal payments on long-term debt	(836)	(130,194)
Proceeds from the issuance of long-term debt	—	176
Debt issuance costs	(284)	(2,169)
Purchases of treasury stock	(33,958)	(56,450)
Dividends paid	(34,690)	(34,173)
Proceeds from exercise of stock options	6,802	6,381

NET CASH USED BY FINANCING ACTIVITIES	(10,152)	(54,397)

Net change in cash and cash equivalents	12,252	(13,837)
Effect of foreign exchange rate changes on cash and cash equivalents	260	(1,781)
Cash and cash equivalents at beginning of period	193,441	214,879

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$205,953	$199,261

* Year to date results for September 30, 2015 reflect the adoption of ASU No. 2016-09, which requires companies to recognize excess tax benefits related to the exercise of share based awards as operating activities in the statement of cash flows. The company has elected to apply the ASU retrospectively and as a result excess tax benefits totaling $4.9 million for the nine months ended September 30, 2015 have been reclassified from cash flows from financing activities to cash flows from operating activities.

CHOICE HOTELS INTERNATIONAL, INC.										Exhibit 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Nine Months Ended September 30, 2016			For the Nine Months Ended September 30, 2015			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$93.78	67.2%	$63.00	$90.65	66.8%	$60.52	3.5%	40	bps	4.1%
Comfort Suites	97.44	70.8%	69.01	94.83	69.9%	66.25	2.8%	90	bps	4.2%
Sleep	83.09	66.4%	55.14	81.34	65.7%	53.45	2.2%	70	bps	3.2%
Quality	78.97	60.8%	48.00	76.02	60.2%	45.75	3.9%	60	bps	4.9%
Clarion	83.67	59.7%	49.95	80.93	58.9%	47.68	3.4%	80	bps	4.8%
Econo Lodge	62.33	55.3%	34.47	60.44	55.1%	33.30	3.1%	20	bps	3.5%
Rodeway	64.14	57.3%	36.74	60.56	58.5%	35.44	5.9%	(120)	bps	3.7%
MainStay	77.34	66.2%	51.18	78.03	69.7%	54.35	(0.9)%	(350)	bps	(5.8)%
Suburban	50.15	76.0%	38.11	47.75	77.0%	36.78	5.0%	(100)	bps	3.6%
Ascend Hotel Collection	130.34	59.0%	76.95	127.38	59.9%	76.34	2.3%	(90)	bps	0.8%

Total	$83.22	63.1%	$52.50	$80.77	62.9%	$50.79	3.0%	20	bps	3.4%

	For the Three Months Ended September 30, 2016			For the Three Months Ended September 30, 2015			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$100.02	73.4%	$73.41	$96.35	73.2%	$70.54	3.8%	20	bps	4.1%
Comfort Suites	100.95	74.6%	75.35	98.06	73.2%	71.79	2.9%	140	bps	5.0%
Sleep	86.59	70.6%	61.15	84.44	69.1%	58.31	2.5%	150	bps	4.9%
Quality	84.31	66.4%	55.96	80.80	65.3%	52.79	4.3%	110	bps	6.0%
Clarion	88.98	66.4%	59.08	85.46	63.9%	54.61	4.1%	250	bps	8.2%
Econo Lodge	67.44	60.9%	41.08	65.32	60.1%	39.27	3.2%	80	bps	4.6%
Rodeway	69.72	62.3%	43.45	66.00	63.7%	42.02	5.6%	(140)	bps	3.4%
MainStay	79.91	71.5%	57.13	81.26	71.8%	58.36	(1.7)%	(30)	bps	(2.1)%
Suburban	51.09	78.2%	39.96	48.77	78.1%	38.09	4.8%	10	bps	4.9%
Ascend Hotel Collection	138.97	63.0%	87.50	134.88	60.1%	81.07	3.0%	290	bps	7.9%

Total	$88.27	68.4%	$60.39	$85.38	67.7%	$57.80	3.4%	70	bps	4.5%

			For the Quarter Ended			For the Nine Months Ended
			9/30/2016	9/30/2015		9/30/2016	9/30/2015

System-wide effective royalty rate			4.39%	4.27%		4.39%	4.28%

CHOICE HOTELS INTERNATIONAL, INC.								Exhibit 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	September 30, 2016		September 30, 2015		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort Inn	1,126	87,346	1,188	92,029	(62)	(4,683)	(5.2)%	(5.1)%
Comfort Suites	565	43,610	574	44,311	(9)	(701)	(1.6)%	(1.6)%
Sleep	378	27,035	374	26,913	4	122	1.1%	0.5%
Quality	1,407	111,564	1,325	105,950	82	5,614	6.2%	5.3%
Clarion	164	22,456	176	24,626	(12)	(2,170)	(6.8)%	(8.8)%
Econo Lodge	853	52,773	854	52,963	(1)	(190)	(0.1)%	(0.4)%
Rodeway	526	30,058	488	27,095	38	2,963	7.8%	10.9%
MainStay	54	4,020	48	3,656	6	364	12.5%	10.0%
Suburban	58	6,471	63	7,065	(5)	(594)	(7.9)%	(8.4)%
Ascend Hotel Collection	119	9,761	112	9,407	7	354	6.3%	3.8%
Cambria hotel & suites	25	3,113	24	2,917	1	196	4.2%	6.7%

Domestic Franchises	5,275	398,207	5,226	396,932	49	1,275	0.9%	0.3%
International Franchises	1,144	110,945	1,153	107,425	(9)	3,520	(0.8)%	3.3%
Total Franchises	6,419	509,152	6,379	504,357	40	4,795	0.6%	1.0%

								Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL INFORMATION BY BRAND
DEVELOPMENT RESULTS -- DOMESTIC NEW HOTEL CONTRACTS
(UNAUDITED)

	For the Nine Months Ended September 30, 2016			For the Nine Months Ended September 30, 2015			% Change

	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total

Comfort Inn	20	26	46	17	28	45	18%	(7)%	2%
Comfort Suites	17	1	18	18	3	21	(6)%	(67)%	(14)%
Sleep	26	1	27	19	—	19	37%	NM	42%
Quality	—	118	118	3	114	117	(100)%	4%	1%
Clarion	3	15	18	—	7	7	NM	114%	157%
Econo Lodge	1	41	42	—	39	39	NM	5%	8%
Rodeway	—	60	60	—	57	57	NM	5%	5%
MainStay	15	—	15	16	—	16	(6)%	NM	(6)%
Suburban	—	1	1	1	4	5	(100)%	(75)%	(80)%
Ascend Hotel Collection	2	15	17	3	22	25	(33)%	(32)%	(32)%
Cambria hotel & suites	16	—	16	14	2	16	14%	(100%)	0%

Total Domestic System	100	278	378	91	276	367	10%	1%	3%

	For the Three Months Ended September 30, 2016			For the Three Months Ended September 30, 2015			% Change

	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total

Comfort Inn	8	12	20	4	8	12	100%	50%	67%
Comfort Suites	9	—	9	5	1	6	80%	(100)%	50%
Sleep	12	1	13	10	—	10	20%	NM	30%
Quality	—	45	45	—	39	39	NM	15%	15%
Clarion	—	6	6	—	1	1	NM	500%	500%
Econo Lodge	—	12	12	—	11	11	NM	9%	9%
Rodeway	—	33	33	—	22	22	NM	50%	50%
MainStay	9	—	9	10	—	10	(10)%	NM	(10)%
Suburban	—	—	—	—	1	1	NM	(100)%	(100)%
Ascend Hotel Collection	—	9	9	2	6	8	(100)%	50%	13%
Cambria hotel & suites	5	—	5	7	2	9	(29)%	(100%)	(44)%

Total Domestic System	43	118	161	38	91	129	13%	30%	25%

											Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC.
DOMESTIC PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT
(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	September 30, 2016 Units			September 30, 2015 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%

Comfort Inn	39	83	122	39	63	102	—	0%	20	32%	20	20%
Comfort Suites	3	97	100	1	75	76	2	200%	22	29%	24	32%
Sleep Inn	1	89	90	—	72	72	1	NM	17	24%	18	25%
Quality	57	3	60	56	5	61	1	2%	(2)	(40)%	(1)	(2)%
Clarion	11	5	16	9	2	11	2	22%	3	150%	5	45%
Econo Lodge	28	3	31	26	4	30	2	8%	(1)	(25)%	1	3%
Rodeway	45	1	46	44	2	46	1	2%	(1)	(50)%	—	0%
MainStay	—	66	66	1	54	55	(1)	(100)%	12	22%	11	20%
Suburban	5	6	11	4	10	14	1	25%	(4)	(40)%	(3)	(21)%
Ascend Hotel Collection	33	17	50	21	18	39	12	57%	(1)	(6)%	11	28%
Cambria hotel & suites	5	52	57	2	32	34	3	150%	20	63%	23	68%

	227	422	649	203	337	540	24	12%	85	25%	109	20%

CHOICE HOTELS INTERNATIONAL, INC.				Exhibit 8
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

HOTEL FRANCHISING REVENUES AND ADJUSTED HOTEL FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Hotel Franchising Revenues:

Total Revenues	$267,577	$241,526	$716,446	$648,927
Adjustments:
Marketing and reservation system revenues	(152,018)	(134,463)	(412,193)	(366,298)
Non-hotel franchising activities	(2,424)	(1,459)	(6,521)	(2,473)
Hotel Franchising Revenues	$113,135	$105,604	$297,732	$280,156

Adjusted Hotel Franchising Margins:

Operating Margin:

Total Revenues	$267,577	$241,526	$716,446	$648,927
Operating Income	$78,618	$73,803	$186,433	$178,124
Operating Margin	29.4%	30.6%	26.0%	27.4%

Adjusted Hotel Franchising Margin:

Hotel Franchising Revenues	$113,135	$105,604	$297,732	$280,156

Operating Income	$78,618	$73,803	$186,433	$178,124
Executive termination benefits	—	—	2,206	—
Non-hotel franchising activities operating loss	5,400	5,034	17,140	15,322
Adjusted Hotel Franchising Operating Income	$84,018	$78,837	$205,779	$193,446

Adjusted Hotel Franchising Margins	74.3%	74.7%	69.1%	69.0%

ADJUSTED HOTEL FRANCHISING SELLING, GENERAL AND ADMINISTRATION EXPENSES

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Total Selling, General and Administrative Expenses	$34,357	$30,152	$109,515	$95,712
Executive termination benefits	—	—	(2,206)	—
Non-hotel franchising activities	(6,723)	(5,724)	(20,438)	(16,145)
Adjusted Hotel Franchising Selling, General and Administration Expenses	$27,634	$24,428	$86,871	$79,567

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")

(dollar amounts in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income	$47,565	$41,419	$107,550	$98,826
Income taxes	22,635	20,849	48,638	47,355
Interest expense	11,150	10,821	33,466	32,057
Interest income	(836)	(359)	(2,502)	(982)
Other (gains) losses	(746)	1,402	(1,005)	(239)
Equity in net (income) loss of affiliates	(1,150)	(329)	286	1,107
Gain on sale of assets	(402)	—	(402)	—
Depreciation and amortization	2,986	3,108	8,707	8,793
Executive termination benefits	—	—	2,206	—
Adjusted EBITDA	$81,202	$76,911	$196,944	$186,917

Hotel franchising	$85,500	$81,177	$210,861	$200,589
Non-hotel franchising activities	(4,298)	(4,266)	(13,917)	(13,672)
	$81,202	$76,911	$196,944	$186,917

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,

	2016	2015	2016	2015

Net Income	$47,565	$41,419	$107,550	$98,826
Adjustments:
Executive termination benefits, net of income taxe	—	—	1,394	—
Adjusted Net Income	$47,565	$41,419	$108,944	$98,826

Diluted Earnings Per Share	$0.84	$0.72	$1.90	$1.71
Adjustments:
Executive termination benefits	—	—	0.02	—
Adjusted Diluted Earnings Per Share (EPS)	$0.84	$0.72	$1.92	$1.71

ADJUSTED EBITDA AND DILUTED EPS FULL YEAR FORECAST

(dollar amounts in thousands)
	Range
	Estimated Adjusted EBITDA
	Fiscal Year 2016

Net income	$135,000	$137,100
Income taxes	63,100	64,000
Interest expense	45,100	45,100
Interest income	(3,300)	(3,300)
Gain on sale of assets	(400)	(400)
Other gains	(1,000)	(1,000)
Equity in net loss of affiliates	500	500
Depreciation and amortization	11,800	11,800
Executive termination benefits	2,200	2,200
Adjusted EBITDA	$253,000	$256,000

Hotel franchising	272,000	274,000
Non-hotel franchising activities	(19,000)	(18,000)
	$253,000	$256,000

	Range
	Estimated Adjusted Diluted EPS
	Fiscal Year 2016
Diluted EPS	$2.41	$2.44
Adjustments:
Executed terminations benefits	0.02	0.02
Adjusted Diluted EPS	$2.43	$2.46